Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(323) 466-0960
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:
www.zoran.com

ZORAN CORPORATION REPORTS RECORD RESULTS FOR

THE FOURTH QUARTER AND YEAR END 2007

Company achieves records in revenues, profits, and units shipped for 2007

SUNNYVALE, Calif.  (January 28, 2008)  — Zoran Corporation (Nasdaq GS: ZRAN), a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets, today reported results for its fourth quarter and year ended December 31, 2007.

Revenues for the fourth quarter were $129.4 million, compared to $146.4 million last quarter and $96.3 million in the fourth quarter of 2006.  The Company reported fourth quarter GAAP net income of $58.7 million, or $1.11 per diluted share, which includes a tax benefit of $56.2 million, as well as charges of $9.2 million for amortization of acquired intangible assets and $3.5 million for stock-based compensation expense.  This compares with GAAP net income of $13.1 million, or $0.26 per diluted share, for the previous quarter and GAAP net loss of $11.0 million, or $0.22 per share, for the fourth quarter last year.

Non-GAAP net income for the fourth quarter was $18.1 million, or $0.34 per diluted share.  This compares with non-GAAP net income of $26.4 million, or $0.51 per diluted share, for the previous quarter, and $4.7 million, or $0.09 per diluted share, for the fourth quarter last year.  On a non-GAAP basis, the Company adjusted its annual tax rate in the fourth quarter from 10.7 percent to 4.7 percent resulting in a net tax benefit of $2.9 million.  For all periods, non-GAAP net income excludes charges related to the amortization of acquired intangible assets, stock-based compensation expense, and the one-time tax benefit.

Revenues for the full year 2007 increased $11.6 million to $507.4 million, up from $495.8 million for 2006.  Revenues for 2006 include $35.8 million pursuant to the settlement of litigation reached in the first quarter.

GAAP net income for 2007 increased $49.9 million to $66.2 million, or $1.29 per diluted share, up from $16.3 million or $0.33 per share for the full year 2006.  Non-GAAP net income for 2007 was $70.9 million, or $1.37 per diluted share.  This compares with non-GAAP net income of $52.1 million, or $1.03 per diluted share for 2006.

“2007 was a record year for Zoran in revenues, profits and units shipped,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer.  “We achieved record revenues in our digital camera and Imaging product lines and saw increases in share across all of our core markets: DTV, DVD, digital cameras and Imaging. As we look to 2008, we expect to grow revenues and profits driven primarily by strength in our DTV and mobile phone product lines, as well as increases in our share in all of our target markets.”

“In addition, at the Consumer Electronics Show a few weeks ago, over 100 new customer products powered by Zoran were on display. We demonstrated Zoran’s latest technologies, such as our new Blu-Ray and HD DVD blue laser platform, set-top box and NTIA-certified converter box products, as well as the award-winning capabilities of our COACH digital camera processors.”

One-time tax benefit

Based on the Company’s recent historical operating results and its outlook for 2008 and beyond, the Company has determined that it is more likely than not to benefit from its deferred tax assets. These deferred tax assets are mostly attributable to net operating losses accumulated in prior years. Prior to the fourth quarter of 2007, the future realization of these deferred tax assets was uncertain which required us to provide a full valuation allowance netting the deferred tax assets to zero on the balance sheet.  In releasing this valuation allowance the Company is establishing a deferred tax asset value of $55.9 million resulting in a one time tax benefit of $51.8 million and a decrease to goodwill of $4.1 million.

As a result of this determination, the accounting benefit of these net operating losses is no longer available to offset current income and consequently the Company’s book income tax rate will increase in 2008 and in subsequent years to a level that more closely reflects a weighted average of the statutory rates of the local and foreign tax jurisdictions in which it operates.  For income tax filing and cash payment purposes, the Company does not expect any increase in the level of cash payments, as it continues to benefit from its net operating losses.

2007 and Recent Highlights

•      Revenues by product line for the fourth quarter of 2007 were 32 percent Digital Camera, 27 percent DVD, 19 percent Printer Imaging, 17 percent DTV, and 5 percent other.

•      Zoran’s COACH digital camera processor selected 2007 Frost & Sullivan “Excellence in Technology of the Year Award” for Digital Video and Image Processing.

•      Zoran’s COACH digital camera processor, with revolutionary image processing DLSR-grade performance and high definition video recording capabilities, powers hundreds of new digital camera models from top tier brands and captures 33 percent market share.

•      Zoran’s APPROACH® multimedia processor selected 2007 Frost & Sullivan “Best Bang for the Buck” award in multimedia processors.

•      Zoran’s APPROACH® multimedia processor powers LG’s new Viewty 5 megapixel camera phone.

•      Zoran announced multiple high definition digital television technologies for manufacturers delivering products that meet standards for worldwide markets across Europe, Japan and North America. DTV brands include Best Buy’s Insignia, Costco’s Scepter, Haier, Magnavox, Orion, Sanyo, TPV, and Xoceco among others including models sold at K-Mart, WalMart and other major retail stores.

•      Zoran announced multiple new set-top box technologies for manufacturers delivering products that support the regional standards from ATSC in the U.S. to ARIB in Japan and Digital Video Broadcast-Terrestrial (DVB-T) in Europe and the multiple emerging standards in China, India and other countries. STB brands include Alba, DVN, Grundig, Homecast, Metronic, Siemens, Strong, Thomson, Xoceco and others.

•      Zoran-based NTIA-certified DTV converter boxes, designed to meet Energy Star requirements, include models from AMTC, AccessHD, Apex Digital, MicroGEM, RCA, Tivax and others.

•      Zoran announced and demonstrated new VaddisHD high definition multimedia platform for Blu-Ray and HD-DVD players.

•      Zoran based DVD player, recorder and combo products continued to penetrate emerging markets such as the growing automobile entertainment systems and digital picture frame segments as well as emerging regions in India, Russia, South America, and Eastern Europe.

•      Zoran’s latest printer imaging software product, supporting Microsoft’s new XPS format was licensed to eight OEMS during the year, extending Zoran’s market leading position with technology embedded in over 250 shipping printers and MFPs from manufacturers such as Canon, HP, Kodak, Okidata, Ricoh, Samsung, Sharp, and Xerox.

•      Zoran’s Quatro processor powered Ink Jet AIO and color laser MFPs from major brands including Dell, Epson, Fuji Xerox, Ricoh and Samsung.

Outlook

The following statements are based on our current expectations.  These statements are forward-looking, and actual results may differ materially.

The Company currently expects first quarter 2008 revenues to be in the range between $104 and $109 million, with gross margins in the range of 50 to 51 percent.  Non-GAAP operating expenses, which exclude non-cash charges for amortization of acquired intangible assets of approximately $9.2 million, and stock-based compensation expense of approximately $3.2 to $3.6 million, are expected to be in a range of $52 to $53 million.  The Company expects to record a GAAP net loss for the first quarter in the range of $0.15 to $0.19 per diluted share.  Non-GAAP net income for the quarter, which excludes the aforementioned non-cash charges, is expected to range between $0.05 and $0.09 per diluted share on approximately 54 million shares.

Zoran will provide more commentary on its first quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) that excludes the one-time tax benefit, proceeds received as part of litigation settlements and the associated provision for income taxes, amortization of acquired  intangible assets and stock-based compensation expense.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss fourth quarter results.  To listen to the call, please call 617-847-8707 approximately five minutes prior to the start of the call.   For those who are not available to listen to the live conference call, a replay will be available from approximately 4:00 p.m. PT on January 28, until 4:00 p.m. PT on February 4, 2008. The access number for the replay is 617-801-6888, confirmation number 38174990.  Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, England, Germany, India, Israel, Japan, Korea, and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Outlook,” that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is expected, including risks associated with: the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; cost and timing of new product development; timing and impact of  new product introductions by the Company and its competitors and transitions away from older products; intense competition in our markets; the Company’s reliance on fourth parties for wafer supplies, product assembly and testing, and scalable manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s dependence on sales to large customers; fluctuations in product mix; dependence on key personnel; potential litigation related to our review of historical stock option practices and related financial restatements; and reliance on international sales and operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K and other filings with the SEC.

Zoran, the Zoran logo, SupraHD, SupraTV, Vaddis, Quatro, APPROACH and IPS are trademarks of Zoran Corporation in the United States and/or other countries.  All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues:
Hardware product revenues	$113,860	$80,737	$445,370	$403,744
Software and other revenues	15,513	15,514	61,991	56,269
License litigation settlement revenues	—	—	—	35,792
Total revenues	129,373	96,251	507,361	495,805

Costs and expenses:
Cost of hardware product revenues	62,030	45,445	236,282	226,260
Research and development	30,113	24,373	113,140	99,102
Selling, general and administrative	27,372	28,908	112,422	109,825
Amortization of intangibles	9,238	12,169	43,224	50,062
Total costs and expenses	128,753	110,895	505,068	485,249

Operating income (loss)	620	(14,644)	2,293	10,556

Interest and other income, net	1,925	3,499	14,058	11,534
Income (loss) before income taxes	2,545	(11,145)	16,351	22,090

Provision (benefit) for income taxes	(56,185)	(159)	(49,835)	5,762
Net income (loss)	$58,730	$(10,986)	$66,186	$16,328

Basic net income (loss) per share	$1.15	$(0.22)	$1.32	$0.34
Diluted net income (loss) per share	$1.11	$(0.22)	$1.29	$0.33

Shares used to compute basic net income (loss) per share	50,991	49,426	49,981	48,353
Shares used to compute diluted net income (loss) per share	52,728	49,426	51,404	50,099

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2007		2006		2007		2006

GAAP net income (loss)	$58,730		$(10,986)		$66,186		$16,328

Adjusting items to GAAP net income (loss):
Litigation settlement revenues (net)	—		—		—		(31,546	)(a)
Amortization of intangibles	9,238	(b)	12,169	(b)	43,224	(b)	50,062	(b)
Operating expenses related to stock based compensation expense	3,452	(c)	3,566	(c)	14,775	(c)	17,294	(c)
Benefit from income taxes	(53,334	)(d)	—	(d)	(53,334	)(d)	—	(d)

Non-GAAP net income	$18,086	(e)	$4,749	(e)	$70,851	(e)	$52,138	(e)

Non-GAAP basic net income per share	$0.35	(e)	$0.10	(e)	$1.42	(e)	$1.08	(e)
Non-GAAP diluted net income per share	$0.34	(e)	$0.09	(e)	$1.37	(e)	$1.03	(e)

Shares used to compute non-GAAP basic net income per share	50,991		49,426		49,981		48,353
Shares used to compute non-GAAP diluted net income per share	52,861		50,396		51,659		50,619

(a) This adjustment reflects the proceeds received from the settlement of a license litigation net of associated fees and estimated income taxes.  This amount is excluded by management when evaluating our core operating results as it is considered a non-recurring item which is not part of our ordinary, ongoing and customary course of operations.  (see (e) below)

(b) This adjustment reflects the amortization of intangible assets associated with the acquisitions of Oak Technology, Inc. in August 2003, Emblaze Semiconductor in July 2004 and Oren Semiconductor, Inc. in June 2005.  These acquired intangible assets are amortized over their estimated useful lives.  Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results.  (see (e) below)

(c) This adjustment reflects the stock-based compensation expense recorded under SFAS 123R.  The adjustment also includes additional stock based compensation expense attributable to options that were remeasured as part of the stock option review and the attributable tax implications under IRS regulation 409(A) that will be incurred by the Company.  The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.  (see (e) below)

(d) This adjustment represents the difference between non-GAAP income taxes and GAAP income taxes as a result of releasing previously reserved tax assets during the fourth quarter of 2007. The Company excludes this item when it evaluates the continuing operational performance of the Company as it is considered a non-recurring item which is not part of our ordinary, ongoing and customary course of operations.  (see (e) below)

(e) The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2007	2006

ASSETS

Current assets:
Cash and short-term investments	$405,159	$296,229
Accounts receivable, net	58,220	42,640
Inventory	48,992	45,044
Prepaid expenses and other current assets	25,189	10,726
Total current assets	537,560	394,639

Property and equipment, net	17,636	15,673
Other assets	70,500	22,890
Intangible assets, net	194,636	243,428

Total assets	$820,332	$676,630

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$67,836	$33,767
Accrued expenses and other liabilities	43,968	46,082
Total current liabilities	111,804	79,849

Long term liabilities	20,756	12,784

Stockholders’ equity:
Common stock	51	49
Additional paid-in capital	847,597	807,220
Accumulated other comprehensive income	995	4,238
Accumulated deficit	(160,871)	(227,510)
Total stockholders’ equity	687,772	583,997

Total liabilities and stockholders’ equity	$820,332	$676,630

Contact: Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 323-466-0960, or bonnie@avalonir.com
Web site: http://www.zoran.com
(ZRAN)